NEWS RELEASE

Lexaria Appoints Former Chief of Police as Security Consultant

Kelowna, BC—May 5, 2014 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") is pleased to announce the appointment of the Security Consultant for the new Ontario production facility.

The former Chief of Police of the Hamilton Police Service has become Security Advisor to the Lexaria/Enertopia joint venture. Mr. Brian Mullan will provide advice to the Board of Directors and to management on the safe production, storage, and shipment of controlled substances; as well as provide and manage security protocols and procedures consistent with the needs of a medical marijuana facility and its staff.

Brian was a career police officer who retired as the Chief of Hamilton Police Service in December 2009 after having been a member for over 35 years He is the President of Bmullan and Associates. Brian has received the Police Exemplary Service Medal and he has been appointed as a Member of the Order of Merit for Police. Brian has a Bachelors Degree in Business Administration. He is a graduate of the F.B.I. Academy in Quantico Virginia and the F.B.I’s prestigious National Executive Institute. Brian has also attended the University of Toronto’s Rotman School of Business, Mohawk College and Bay Area Leadership Program and has been active in his community.

“The Lexaria/Enertopia joint venture team has sufficient expertise and ability to operate our planned world-class production facility,” said Chris Bunka, CEO of Lexaria. “I personally welcome Mr. Mullan and all the other experts who have recently joined us, and applaud their shared vision in coming together to build one of the largest and most secure regulated marijuana production facilities in the world.” Mr. Mullan is eligible to receive up to 275,000 restricted common shares of stock over time in his role as a Lexaria consultant, depending on certain specified performance thresholds being reached.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria’s shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka, CEO: (250) 765-6424
Clark Kent, Media Manager: (647) 519-2646

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favorable for field work; no assurance that well treatments or workovers will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that any expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions including but not limited to surface flooding can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana business or any member of the management team or consultant will provide any benefit to Lexaria.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.